SECURITY AGREEMENT


     The undersigned debtor, meaning all debtors jointly and severally ("Debtor"), to secure the obligations set forth herein grants to the secured party named below herein, with its successors and assigns, (called "Secured Party") under the terms and provisions of this agreement (this "Agreement") a security interest in the following described property (herein, with all present and future attachments, accessories, replacement parts, repairs and additions or substitutions, referred to collectively as "Equipment"):


(Describe the Equipment, including all major attachments, fully, including make, kind of unit, model, serial numbers and other pertinent information.)

--------------------------------------------------------------------------------

The Equipment will be used primarily for: ( ) business or commercial use other than farming operations; ( ) farming operations. When not in use, the Equipment will be kept at:
                ----------------------------------------------------------------
                              (Street Address)

and, when in use, will be used only in the following State(s):


                PAYMENT SCHEDULE                                         USE OF PROCEEDS
Debtor  promises to pay  Secured  Party the Total      Secured  Party is hereby  irrevocably  authorized
Amount of  $____________  (the "Total Amount") in      and  directed  to disburse  the  proceeds of this
______________ installments as follows:                Agreement  as  follows:

                                                              Amount         Payee  (Name and Address)
(a)  $_____________ on  _________________,  and a      $
like  sum  on  the  like   date  of  each   month
thereafter  until  fully  paid:

                       or

(b)                                                    $



                                                       $


                                                       Debtor  hereby  acknowledges  and agrees that the
                                                       proceeds  of this  Agreement  will  be  used  for
                                                       commercial, business or agricultural purposes and
                                                       will  not  be  used  for   personal,   family  or
                                                       household  purposes.  Secured  Party may disburse
                                                       the  proceeds  using  checks,   drafts,   orders,
provided,  however,  that the  final  installment      transfer  funds,  or any  other  method  or media
will  be in  the  amount  of the  then  remaining      Secured Party deems  desirable.  Disbursement may
unpaid  balance.  All amounts  payable under this      be  made in  Secured  Party's  name  on  Debtor's
Agreement are payable at Secured  Party's address      behalf  or  in  Debtor's  name.  Disbursement  in
shown  below or at such other  address as Secured      accordance  with the  above  instructions  or any
Party may  specify  from time to time in writing.      written  supplement  to those  instructions  will
Any note taken in conjunction with this Agreement      constitute payment and delivery to and receipt by
evidences indebtedness and not payment.                Debtor of all such proceeds.

--------------------------------------------------------------------------------

INSURANCE: Physical damage insurance covering the equipment is required. Debtor can furnish this insurance through an agent or broker of Debtor's choice. Debtor hereby authorizes Secured Party and any assignee to release to any insurance company affiliated with Secured Party or any assignee any information relating to a contract or policy of insurance which is providing or may provide insurance coverage against physical damage to the Equipment.
--------------------------------------------------------------------------------
TOTAL AMOUNT: The Total Amount consists of $_______________ of principal and precomputed interest in the amount of $__________ computed on the basis of ______% per annum on the assumption that all payments will be made on their respective due dates.

DELINQUENCY: For each installment not paid when due, Debtor agrees to pay Secured Party a delinquency charge calculated on the amount of such installment at the rate of 1 1/2% per month for the period of the delinquency, or, at Secured Party's option, 5% of such installment, provided that such a delinquency charge is not prohibited by law, otherwise at the highest rate that Debtor can legally obligate itself to pay and/or Secured Party can legally collect. Debtor agrees to reimburse Secured Party immediately upon demand for any amount charged to Secured Party by any depositary institution because a check, draft or other order made or drawn by or for the benefit of Debtor is returned unpaid for any reason. From and after acceleration, Debtor agrees to pay interest on all amounts then owing at the rate of 1 1/2% per month, if not prohibited by law, otherwise at the highest rate that Debtor can legally obligate itself to pay and/or Secured Party can legally collect. If the implementation of any provision of this Agreement would at any time raise the interest rate (whether before or after accelerated delinquency charge above the lawful maximum, if any, in effect from time to time under applicable state or federal laws for loans to borrowers, for the purposes, and otherwise of the kind contemplated by this Agreement, then such interest rate and/or delinquency charge will be the lawful maximum and any excess amount inadvertently collected will be deemed to be a partial prepayment of principal and applied or reapplied in that manner.

SECURITY INTEREST: To secure payment of the Total Amount and all of Debtor's obligations under this Agreement or with respect to the Equipment Debtor hereby grants to Secured Party a first priority security interest in the Equipment and in all cash and non-cash proceeds thereof (the Equipment and any such proceeds are herein called the "Collateral") regardless of any retaking and/or redelivery of the Collateral to Debtor.

CROSS SECURITY: Debtor further grants to Secured Party a security interest in the Collateral to secure the payment of all absolute and all contingent obligations and liabilities of Debtor to Secured Party now existing or hereafter arising, whether under this Agreement or under any other agreement and whether due immediately or by assignment; provided, however, upon any assignment of this Agreement by Secured Party, the assignee shall be deemed for the purpose of this paragraph as the only party with a security interest in the Collateral.

                      DELIVERY AND ACCEPTANCE OF EQUIPMENT
                             (Check Appropriate Box)

Debtor's obligations and liabilities to Secured party are absolute and unconditional under all circumstances and regardless of any failure of operation or Debtor's loss of possession of any item of Equipment or the cessation or interruption of Debtor's business for any reason whatsoever.

[ ] On _____________, the Equipment being purchased with the proceeds of this Agreement was delivered to Debtor with all installation and other work necessary for the proper use of the Equipment completed at a location agreed upon by Debtor; the Equipment was inspected by Debtor and found to be in satisfactory condition in all respects and delivery was unconditionally accepted by Debtor.

[ ] The Equipment being purchased with the proceeds of this Agreement has not yet been delivered to or accepted by Debtor and, upon delivery, Debtor agrees to execute such delivery and acceptance certificate as Secured Party requires.

[ ] All of the Equipment was acquired by Debtor prior to the date hereof and was previously delivered to and unconditionally accepted by Debtor.

ADDITIONAL TERMS AND ORAL AGREEMENTS: Debtor and Secured Party agree that the "Statement of Additional Terms" contained on the reverse side of this Agreement constitutes a part of this Agreement. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Debtor's Social Security or Federal Taxpayer Identification Number is: _________ and Co-Debor's is: ____________



DATED: Debtor hereby acknowledges receipt of an exact copy of this Agreement.


SECURED PARTY                           DEBTOR


By                         Title        By                        Title
   -----------------------      -------   -----------------------       -------
   (If  corporation,  authorized  party   (If corporation, authorized party must
    must sign and  show corporate title.   sign  and  show  corporate  title. If
    If partnership, a general partner partnership, a general partner must must sign. If owner or partner, show sign. If owner(s) or partner, show
    which.)                                which.)

---------------------------------------- By                       Title
           (Street Address)                 ---------------------       --------
                                            (If  co-buyer  or  co-officer,  sign
                                             here and show which.)

----------------------------------------  --------------------------------------
        (City, State and Zip Code)                 (Street Address)


                                          --------------------------------------
                                            (City, COUNTY, State and Zip Code)








826374 Rev. 9-94
Comm'l Direct Loan - Various States
(Precomputed-R.D.)
(O642D)